                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           EDUCATIONAL MEDICAL, INC.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                  ----------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                                                        ------------------------

     (3)  Filing Party:
                        --------------------------------------------------------

     (4)  Date Filed:
                      ----------------------------------------------------------

                           EDUCATIONAL MEDICAL, INC.
                      1327 NORTHMEADOW PARKWAY, SUITE 132
                             ROSWELL, GEORGIA 30076

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                         ON TUESDAY, SEPTEMBER 22, 1998

       The Annual Meeting of Shareholders of Educational Medical, Inc. (the "Company") will be held on Tuesday, September 22, 1998, at Donaldson Lufkin & Jenrette ("DLJ"), 12th Floor Situation Room, 277 Park Avenue, New York, New York 10172 at 1:00 p.m., local time, to consider and act upon the following matters:

       1.     To elect five directors to serve for the ensuing year;

       2. To approve amendment of the Company's Articles of Incorporation to change the name of the Company to "Quest Education Corporation;"

       3.     To approve the Company's 1998 Employee Stock Purchase Plan;

       4. To approve the 1998 Amendment to the Company's 1996 Incentive Stock Option Plan;

       5. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999; and

       6. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Shareholders of record at the close of business on August 19, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

       All shareholders are cordially invited to attend the Annual Meeting.

                                       By Order of the Board of Directors,

                                       Gary D. Kerber
                                       President and Chief Executive Officer

Roswell, Georgia
August 24, 1998

       WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                           EDUCATIONAL MEDICAL, INC.
                      1327 NORTHMEADOW PARKWAY, SUITE 132
                             ROSWELL, GEORGIA 30076
                            TELEPHONE: 770-475-9930

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                             DATED: AUGUST 24, 1998

      This Proxy Statement has been prepared and is furnished by the Board of Directors of Educational Medical, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on September 22, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

      It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about August 26, 1998. The Company's Annual Report, including audited consolidated financial statements for the fiscal year ended March 31, 1998, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

      Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on August 19, 1998, are entitled to vote at the Annual Meeting. On that date, there were 8,169,195 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting.

      Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director, for approval of the amendment of the Company's Articles of Incorporation to change the name of the Company to "Quest Education Corporation," for approval of the Company's 1998 Employee Stock Purchase Plan, for approval of the 1998 Amendment to the Company's 1996 Incentive Stock Option Plan; and for the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999, and in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

      Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the record date on all business to come before the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. The elections inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters. A majority of the outstanding shares will constitute a quorum at the meeting.

      The election inspectors will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners as persons entitled to vote that the broker nor nominee does not have discretionary powers to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not affect the outcome of the director elections.

      None of the actions to be voted upon at the 1998 Annual Meeting shall create dissenters' rights under the Delaware General Corporation Law.

      You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of July 31, 1998 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer included in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                 AMOUNT AND
                                                                 NATURE OF                     PERCENTAGE OF
                                                                 BENEFICIAL                     OUTSTANDING
        NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP(1, 2)                 SHARES OWNED(2)
----------------------------------------------------    ----------------------------      ------------------------
Sprout Capital V(3)                                                          920,005                11.7
Sprout Technology Fund(3)                                                     19,889                 *
DLJ Venture Capital Fund II, L.P.(3)                                          54,921                 *
Wellington Management Co., Ltd.                                              727,900                 9.2
J. & W. Seligman Co., Incorporated                                           630,000                 8.0
Gary D. Kerber(4)                                                            378,915                 4.8
Vince Pisano(4)                                                              190,074                 2.4
Gerald T. Kosentos(4)                                                         15,933                 *
Elaine Neely-Eacona(4)                                                        16,500                 *
Ellen L. Bernhardt(4)                                                         23,667                 *
Linwood W. Galeucia(4)                                                       101,266                 1.3
Craig A. Wood(4)                                                                  --                  --
K. Terry Guthrie(4)                                                            5,000                 *
A. William Benham(4)                                                           8,835                 *
Robert J. Cresci(5)                                                           28,000                 *
Carl S. Hutman(6)                                                             28,340                 *
W. Patrick Ortale, III(7)                                                     28,000                 *
Richard E. Kroon(3,8)                                                         28,000                 *
William D. Ford(9)                                                                --                  --
All executive officers and directors as a
group (14 persons)                                                           852,530                10.4

* Less than 1%.

(1) The number of shares of Common Stock beneficially owned by each person or entity is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after July 31, 1998 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The number of shares deemed outstanding includes shares outstanding as of July 31, 1998 plus any shares subject to options held by the person identified that are currently exercisable within 60 days after July 31, 1998.
(3) The address of such person or entity is 277 Park Avenue, 21st Floor, New York, New York 10172.
(4) The address of such person is c/o Educational Medical, Inc., 1327 Northmeadow Parkway, Suite 132, Roswell, Georgia 30076.
(5) Mr. Cresci, a director of the Company, is a managing partner of Pecks Management Partners, Ltd. Mr. Cresci's address is c/o Pecks Management Partners Ltd., 1 Rockefeller Plaza, New York, New York 10020.
(6) Mr. Hutman's address is c/o Fundamental Management Corp., 4000 Hollywood Blvd., Suite 610-N, Hollywood, FL 33021.
(7) Mr. Ortale's address is c/o Lawrence,Tyrrell, Ortale & Smith, 200 31st Avenue North, Suite 200, Nashville, Tennessee 37203. Mr. Ortale, a director of the Company, is a general partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith ("LTOS"), one of the original venture capital investors in the Company. LTOS divested all of its holdings in the Company in the 1998 Offering. Mr. Ortale's term as a director expires currently with the Annual Stockholders' Meeting. See "Compensation Committee Interlocks and Insider Participation."
(8) Mr. Kroon is the general partner of the general partner of Sprout Capital V, Sprout Technology Fund and DLJ Venture Capital Fund II, L.P. Mr. Kroon's address is c/o DLJ/Sprout Group, 277 Park Avenue, 21st Floor, New York, New York 10172. Excludes 994,815 shares of Common Stock beneficially owned, in the aggregate, by such entities and for which Mr. Kroon disclaims any beneficial ownership.
(9) Mr. Ford is a nominee for director. Mr. Ford's address is 312 8th Street, S.E., Washington, DC 23003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons who beneficially own 10% or more of the Company's Common stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1998 fiscal year and (ii) certain written representations of its officers and directors with respect to the filing of annual or periodic reports of changes in beneficial ownership on Forms 3, 4 or 5, the Company believes that each filing required to be made pursuant to
Section 16(a) of the Exchange Act during the 1998 fiscal year has been filed in a timely manner.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

      The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified, subject to the election and qualification of their successors and to their earlier death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

NOMINEES FOR DIRECTOR

      The Company's Board of Directors is set at five persons. The following five persons have been nominated by the Board of Directors to fill such positions. All, except Mr. Ford, are currently Directors of the Company.

      GARY D. KERBER, age 59, has been President, Chief Executive Officer and a Director of the Company since March 1988. From 1971 to 1983, he was employed by American Hospital Supply Company in various sales and executive positions. From 1983 to 1986, Mr. Kerber was the chief executive officer for Kimberly Services, Inc.

      ROBERT J. CRESCI, age 54, has been a Director of the Company since 1991. Since September 1990, Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci is a member of the boards of directors of Bridgeport Machines, Inc., EIS International, Inc., Sepracor, Inc., Arcadia Financial, Ltd., Hitox, Inc., Garnet Resources Corporation, Meris Laboratories, Inc., Film Roman, Inc., Source Media, Inc., Castle Dental Centers, Inc., Candlewood Hotel Co., Inc., SeraCare, Inc. and several private companies.

      WILLIAM D. FORD, age 71, is an attorney admitted to practice in the State of Michigan since 1951. From 1964 to 1994, he was a member of the U.S. House of Representatives, representing the 13th District of Michigan. While a member of the House of Representatives, Mr. Ford served on the Education & Labor Committee from 1964 to 1994, and served as Chairman of that committee from 1991 until his retirement in 1994. He actively participated in the passage of the Head Start program, the Elementary and Secondary Education Act, and the Higher Education Act. He was a sponsor of the Adult Education Act, the Bilingual Education Act, the Education for All Handicapped Children's Act, the National and Community Service Trust Act, and the Goals 2000: Educate America Act. Mr. Ford also authored the Family and Medical Leave Act and was instrumental in the passage of numerous bills designed to ensure workers' rights and safety, pension protection and fair trade treatment for America's auto industry and its workers.

      CARL S. HUTMAN, age 64, has been a Director of the Company since 1988. Since 1996, he has also been managing director of Fundamental Management Corporation, an investment management firm. Since 1981, he has been president of Anlyn Advisers, Inc., an investment advisory company. From 1981 to 1991, he was a general partner of Investech, L.P., a venture capital partnership which purchased convertible preferred stock and Common Stock of the Company in 1988 and 1989 and distributed all of its holdings to its general and limited partners in 1991. Mr. Hutman is a member of the Board of Directors of Canadian General Investments, Limited, Canadian World Fund Limited and Third Canadian General Investment Trust Limited, all of which are investment funds. Mr. Hutman is also a member of the Board of Directors of Harris Trust/Bank of Montreal, Florida.

      RICHARD E. KROON, age 55, has been a Director of the Company since 1994. Since 1981, Mr. Kroon has been managing partner of the Sprout Group and President and Chief Executive Officer of DLJ Capital Corp. Mr. Kroon is a director of Loehmann's, Inc., a clothing retailer, AMCOMP, a workers' compensation insurance company, and the National Venture Capital Association.

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for election of nominees as directors. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.

EXECUTIVE OFFICERS

      Certain information relating to each executive officer of the Company who is not a director (the "Named Executive Officers") is set forth below.

      VINCE PISANO, age 44, has been Vice President of Finance and Chief Financial Officer of the Company since March 1990. From 1978 to 1990, he was employed by National Education Corporation, a provider of postsecondary education, as corporate controller and subsequently as the vice president of finance of its educational centers division.

      GERALD T. KOSENTOS, age 46, has been Vice President of Operations of the Company since June 1997. From April 1997 through June 1997 he was Director of Operations -- Central Region of the Company. From January 1995 to June 1997 he was Director of ICM School of Business & Medical Careers, a wholly owned subsidiary of the Company. Prior to January 1995, Mr. Kosentos was employed for 21 years by National Education Corporation, in various positions including the directorship of three school locations, Regional Director of Operations and, for the last nine years of his employment, as Vice President of Operations.

      ELAINE NEELY-EACONA, age 45, was appointed Vice President of Financial Aid of the Company in March 1998. From 1990 until March 1998, she was Director of Financial Aid of the Company. From 1976 to 1990, she was employed in various financial aid positions by Education Management Corporation, a provider of postsecondary education.

      ELLEN L. BERNHARDT, age 47, has been Director of Operations -- Eastern Region of the Company since August 1993. From 1985 to 1993, she was employed by National Education Corporation, a provider of postsecondary education, most recently as southeast regional director of operations.

      LINWOOD W. GALEUCIA, age 53, has been President of the Hesser College Division since March 13, 1998. From 1983 to March 1998, Mr. Galeucia was President, Executive Vice President and co-owner of Hesser, Inc., the former owner of Hesser College. Since 1990, Mr. Galeucia has been a member of the New Hampshire Postsecondary Education Commission.

      CRAIG A. WOOD, age 49, was appointed Director of Operations -- Western Region of the Company in March 1998. From December 1997 to March 1998, Mr. Wood served as a consultant to the Company. From July 1997 to December 1997, Mr. Wood was Vice President, Operations of Education America, Inc. From February 1995 to July 1997, Mr. Wood was Vice President, Marketing of the Katherine Gibbs Schools, Inc.

      K. TERRY GUTHRIE, age 55, has been Director of Accreditation of the Company since July 1993. From 1971 to July 1993, he was employed as president of Ohio Institute of Photography and Technology, which he co-founded. Ohio Institute of Photography and Technology was acquired by the Company in July 1993.

      A. WILLIAM BENHAM, JR., age 36, has been Controller of the Company since May 1995. From 1990 to May 1995, Mr. Benham was Assistant Controller of the Company.

BOARD AND COMMITTEE MEETINGS

      During its fiscal year ended March 31, 1998, the Board of Directors of the Company held six meetings at which a majority of the directors were physically present and two meetings at which a majority of the directors participated by telephone. The Board has a standing Audit Committee and a standing Compensation Committee. It does not have a Nominating Committee. The Audit and Compensation Committees each met once during the fiscal year ended March 31, 1998. During the most recent fiscal year, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

      Messrs. Cresci (Chairman) and Hutman comprise the Audit Committee of the Board of Directors, which is responsible for policies, procedures and other matters relating to accounting, internal financial controls and financial reporting, including the engagement of independent auditors and the planning, scope, time and cost of any audit and any other services they may be asked to perform, and also review with the auditors their report on the financial statements following completion of each such audit. In addition, the Audit Committee is responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests.

      Currently, Messrs. Kroon (Chairman), Cresci and W. Patrick Ortale, III comprise the Compensation Committee of the Board of Directors, which is responsible for policies, procedures and other matters relating to employee benefit and compensation plans, including compensation of the executive officers as a group and the chief executive officer individually. The Compensation Committee is also responsible for administering and making awards under the stock-based compensation plans, procedures and other matters relating to management development. See "Report of Compensation Committee On Executive Compensation" below.

DIRECTORS' COMPENSATION

      All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from the Company are entitled to an annual directors' fee of $6,000 and directors' fees of $1,000 for each Board meeting attended and $500 for each Committee meeting attended in addition to the reimbursement of reasonable expenses incurred in connection with their activities as directors of the Company. Directors who are also employees of the Company receive no compensation for serving on the Board of Directors.

      See "Stock Incentive Plans" below for a description of the Company's Non-Employee Director Stock Option Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

      The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf for the last three completed fiscal years (i.e., the fiscal years ended March 31, 1996, March 31, 1997 and March 31, 1998), with respect to those persons who were, as of March 31, 1998, the Company's Chief Executive Officer and the Company's executive officers (the "Named Executive Officers") who earned compensation greater than $100,000 in such year.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                         ANNUAL COMPENSATION(1)                           COMPENSATION AWARDS
                                         -----------------------                  ------------------------------------
                                                                                  SECURITIES UNDERLYING
                                FISCAL                             OTHER ANNUAL          OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY        BONUS     COMPENSATION    (NUMBER OF SHARES)     COMPENSATION
---------------------------     ------   ----------     --------   ------------   ---------------------   ------------
Gary D. Kerber
  Chairman, President            1998     $195,909      $120,828        --                       20,000      $2,400(2)
  and Chief Executive            1997      188,660       148,000        --                      134,260       2,400(2)
  Officer                        1996      187,124       155,606        --                       16,667       2,400(2)

Vince Pisano
  Vice President --              1998     $147,197      $ 90,784        --                       20,000          --
  Finance and Chief              1997      140,247       111,200    $10,000(3)                  100,740          --
  Financial Officer              1996      140,595       116,915        --                       13,333          --

Gerald T. Kosentos               1998     $128,269      $ 38,388        --                       78,833          --
  Vice President --              1997       86,166        24,430        --                        4,000          --
  Operations                     1996       80,026         1,280        --                        6,667          --

Ellen L. Bernhardt               1998     $116,967      $ 44,800        --                       15,000          --
  Director of Operations         1997      110,914        22,500        --                        7,500          --
  -- Eastern Region              1996      107,744        66,606        --                       10,000          --

Gerry M. Taylor(4)               1998     $116,087            --        --                           --          --
  Director of New Product        1997      116,048            --        --                        7,500          --
  Development                    1996      109,283      $101,615        --                       25,000          --

(1) Does not include the dollar value of perquisites and other personal benefits.
(2) Consists solely of premiums paid by the Company for a life insurance policy for Mr. Kerber. Upon Mr. Kerber's death, the Company will receive no proceeds from such policy.
(3) Consists of a discount on the outstanding amount of a loan from the Company to Mr. Pisano in return for early repayment of the loan.
(4)  Ms. Taylor retired from employment with the Company effective June 1, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth all grants of options for the Company's Common Stock to the Named Executive Officers of the Company during the fiscal year ended March 31, 1998. In addition, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option terms.

               OPTION GRANTS FOR FISCAL YEAR ENDED MARCH 31, 1998

                               Individual Grants

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                         % OF TOTAL                               ASSUMED ANNUAL RATES OF STOCK
                            NUMBER OF     OPTIONS                                 PRICE APPRECIATION FOR OPTION
                            SECURITIES    GRANTED     EXERCISE OR                            TERM(2)
                            UNDERLYING       TO       BASE PRICE    EXPIRATION   --------------------------------
           NAME              OPTIONS     EMPLOYEES     ($/SHARE)     DATE(1)           5%               10%
           ----             ----------   ----------   -----------   ----------   --------------    --------------
Gary D. Kerber                20,000         7.7%        $9.88       03/12/08       $124,200         $  315,000

Vince Pisano                  20,000         7.7          9.88       03/12/08        124,200            315,000

Ellen L. Bernhardt            15,000         5.8          9.88       03/12/08         93,150            236,250

Gerald T. Kosentos(3)         33,333                      8.50       04/30/07        178,332            451,662

                              25,000                      7.06       07/30/07        111,000            281,250

                              20,000                      9.88       03/12/08        124,200            315,000

                              78,333        30.2(3)                                  413,532          1,047,912
                             -------        ----                                    --------         ----------
TOTAL                        133,333                                                $755,082         $1,914,162
                             =======                                                ========         ==========

(1) Expiration dates reflect the expiration date of the last vested installment of each grant. The Company generally schedules an option grant to vest in five equal installments, each installment expiring on the fifth anniversary of the vesting date.
(2) The dollar amounts under these columns represent the potential tangible value, before income taxes, of each option assuming that the market price of the Common Stock appreciates in value from fair market value at the date of grant to the end of the option term at 5% and 10% annual rates and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. All grants of options have been made with exercise prices equal to fair value at date of grant.
(3) The percentage of total options granted and potential realizable value given for Mr. Kosentos' options are inclusive of the three separate option grants listed herein.

      The following table sets forth, as of March 31, 1998, the number of stock options and the value of unexercised stock options held by the Named Executive Officers and the exercises of stock options during the year ended March 31, 1998 by the Named Executive Officers.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1998
                           AND YEAR-END OPTION VALUES

                       NUMBER OF SHARES   VALUE REALIZED OF      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                         ACQUIRED ON       SHARES ACQUIRED      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS(1)
NAME                       EXERCISE          ON EXERCISE       OPTIONS AT MARCH 31, 1998         AT MARCH 31, 1998
---------------------  ----------------   -----------------   ---------------------------   ---------------------------
                                                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                              -----------   -------------   -----------   -------------
Gary D. Kerber                  --             $    --           75,184        137,408      $  481,874     $  290,381

Vince Pisano                    --                  --           50,482        108,592         306,423        230,599

Gerry M. Taylor                 --                  --           44,833         21,000         390,409        130,230

Ellen L. Bernhardt          16,666              70,204           22,167         27,000         161,734         84,210

Gerald T. Kosentos              --                  --            3,466         85,534          22,712        290,926
                            ------             -------          -------        -------      ----------     ----------

TOTAL                       16,666             $70,204          196,132        379,534      $1,363,152     $1,026,346
                            ======             =======          =======        =======      ==========     ==========

(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the option at exercise or fiscal year-end, respectively.

EMPLOYMENT AGREEMENTS

      On December 31, 1992, the Company entered into an Employment Agreement with Gary D. Kerber as President and Chief Executive Officer. The Employment Agreement provides for a base salary of $160,000 per year as of March 21, 1992, which salary is reviewed on an annual basis by the Board of Directors of the Company prior to the end of each fiscal year. The Employment Agreement also provides that Mr. Kerber will prepare, on an annual basis for each fiscal year, an appropriate incentive compensation plan for himself and other executive officers of the Company, which plan may be implemented only with the consent of the Board of Directors of the Company. In reviewing such plans, the Compensation Committee of the Board of Directors has considered the appropriateness of the goals presented in light of the Company's past performance and prospects and the reasonableness of the projected compensation in light of the Company's size and potential income levels. The term of the Employment Agreement continues until terminated by either Mr. Kerber or the Company, with or without cause; provided, however, that if the Company terminates the Employment Agreement without cause, the Company will be obligated to pay Mr. Kerber termination pay equal to the greater of $160,000 or an amount based upon a specified fraction of Mr. Kerber's most recent annual fiscal year base compensation (net of incentive or bonus compensation), as determined under the Employment Agreement.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee Directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. This report is submitted by the Committee and addresses the Company's policies for fiscal 1998 as they apply to Gary

D. Kerber, the President and Chief Executive Officer of the Company, and the other Named Executive Officers.

OVERVIEW AND PHILOSOPHY

      The Company's executive compensation program is designed to promote the following objectives:

      To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

      To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

      To align management's interests with stockholders by including long-term equity incentives.

      The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

      The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical insurance programs, life insurance programs and 401(k) plans.

BASE SALARY

      At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. The Committee has reviewed compensation for comparable positions by reviewing published compensation data as part of its efforts to set the annual cash compensation for Company executives. The Committee has attempted to base salary determinations both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

      The Company has no formal bonus program for its key employees, although the Committee may consider adopting such a program in the future. Bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process.

      The Company's stock option plan (see "Stock Incentive Plans" and "1998 Amendment to 1996 Performance Incentive Plan" below) is designed to promote the identity of long-term interests between the Company's employees and its shareholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a period not to exceed five years from the date of the grant in order to encourage key employees to continue in the employ of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant; however, the Company reserves the right to grant stock options having exercise prices less than the fair market value of the Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with the Company.

BENEFITS

      The Company's executive officers are entitled to receive life and medical insurance benefits on the same basis as other full-time employees of the Company. They are also eligible to participate in the Company's 401(k) plan.

      The amount of perquisites, as determined in accordance with the rules of the Securities Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of salary and bonus for fiscal 1998 for any of the Named Executive Officers.

                             STOCK INCENTIVE PLANS

1996 STOCK INCENTIVE PLAN

      In June 1996, the Board of Directors of the Company (the "Board") authorized, and the shareholders of the Company approved, the 1996 Stock Incentive Plan for executive and other employees of the Company, including a limited number of outside consultants and advisors, effective as of the completion of the IPO (the "Stock Option Plan"). Under the Stock Option Plan, employees, outside consultants and advisors (the "Participants") of the Company (as defined in the Stock Option Plan) may receive awards of stock options (both Nonqualified Options and Incentive Options, as defined in the Stock Option
Plan), stock appreciation rights or restricted stock. A maximum of 961,666 shares of Common Stock are subject to the Stock Option Plan. On June 20, 1996, the Company's Board of Directors approved the exchange of stock options covering an aggregate of 361,666 shares of Common Stock previously granted to certain executive officers of the Company and others for similar stock options to be granted under the Stock Option Plan. As of March 31, 1998, options for 13,000 shares of Common Stock were available for grant. The purpose of the Stock Option Plan is to provide employees (including officers and directors who are also employees) and non-employee consultants and advisors of the Company ("employees") with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, to join their interests with the interests of the shareholders of the Company, and to facilitate attracting and retaining employees of exceptional ability.

      Administration. The Stock Option plan may be administered by the Board, or in the Board's sole discretion by the Compensation Committee of the Board (the "Committee", and with the Board "the Administrator") or such other committee as may be specified by the Board to perform the functions and duties of the Committee under the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Administrator shall determine, from those eligible to be Participants, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock option, stock appreciation rights and restricted stock. Subject to the provisions of the Stock Option Plan, the Administrator is authorized to interpret the Stock Option Plan, to make, amend and rescind rules and regulations relating to the Stock Option Plan and to make all the determinations necessary or advisable for the Stock Option Plan's administration.

      Participants. The Participants in the Stock Option Plan are those employees, consultants and advisors of the Company who in the judgment of the Administrator are or will become responsible for the direction and financial success of the Company. Employees include officers and directors who are also employees of the Company.

      Shares Subject to Plan. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Stock Option Plan is 961,666 shares of Common Stock of which 13,000 were available for grant as of March 31, 1998. Shares covered by expired or terminated stock options or stock appreciation rights or forfeited restricted stock awards will again become available for grant or award under the Stock Option Plan. The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Stock Option Plan will be subject to such adjustment as the Administrator, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of, or by, the Company.

      Stock Options and Stock Appreciation Rights. Subject to the terms of the Stock Option Plan, the Administrator may grant to Participants either Incentive Options meeting the definition of an incentive stock option under Section 422 of the Code or Nonqualified Options not meeting such definition, or any combination thereof. The exercise price for an Incentive Option may not be less than 100% of the fair market value of the stock on the date of grant; however, the exercise price for an Incentive Option granted to an employee who owns more than 10% of the voting stock of the Company or any subsidiary may not be less than 110% of the fair market value of the stock on the date of grant.

      Subject to the terms of the Stock Option Plan, the Administrator may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options. Stock appreciation rights may be granted in conjunction with stock options as an alternative right or as an additional right. Upon exercise of a stock appreciation right, a Participant will generally be entitled to receive an amount equal to the difference between the fair market value of the shares at the time of grant and the fair market value of the shares at the time of exercise. This amount may be payable in cash, shares of Common Stock or a promissory note from the Participant, or any combination thereof, as determined in the discretion of the Administrator.

      The exercise period for stock options and stock appreciation rights will be determined by the Administrator, but no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant or after 10 years from the date of grant, subject to certain conditions and limitations.

      Incentive options and related stock appreciation rights are not transferable by a Participant other than by will or by the laws of descent and distribution, and incentive options and related stock appreciation rights are exercisable, during the lifetime of the Participant, only by the Participant.

      If the employment or consultancy of a Participant by the Company terminates, the Administrator may, in its discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights.

      Restricted Stock Awards. Subject to the terms of the Stock Option Plan, the Administrator may award shares of restricted stock to Participants. All shares of restricted stock will be subject to the following terms and conditions, among others: (i) at the time of each award of restricted shares, a restricted period of no less than six months and no greater than five years, will be established for the shares. The restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award; (ii) shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant will have all of the rights of a shareholder in respect to restricted shares awarded to him or her including the right to receive any dividends on, and the right to vote, the shares; and (iii) if a Participant ceases to be an employee or consultant of the Company for any reason other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by provision (ii) above will upon such termination of employment or consultancy be forfeited and transferred back to the Company. If such employment or consultancy is terminated by action of the Company without cause or by agreement between the Company and the Participant, the Administrator may, in its discretion, release some or all of the shares from the restrictions;
(iv) if a Participant ceases to be an employee or consultant of the Company by reason of death or permanent disability, the restrictions will lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Administrator.

      Termination, Duration and Amendments of Plan. The Stock Option Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated, the Stock Option Plan will terminate on the date ten years after its adoption by the Board. The termination of the Stock Option Plan will not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

      For the purpose of conforming to any changes in applicable law or governmental regulation, or for any other lawful purpose, the Board will have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of the Stock Option Plan at any time; however, no such amendment or revision will, without the consent of the holder thereof, change the stock option price (other than anti-dilution adjustments) or alter or impair any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Stock Option Plan.

               PLEASE SEE PROPOSAL FOUR FOR A DESCRIPTION OF THE
                1998 AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

      On June 20, 1996, the Company adopted, and its stockholders approved, the Non-Employee Director Stock Option Plan (the "Directors' Plan") to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The maximum number of shares of Common Stock with respect to which options may be granted under the Directors' Plan is 200,000 shares. As of March 31, 1998, options covering 88,000 shares were available for future grant under the Directors' Plan.

      Each member of the Board of Directors of the Company who otherwise (i) is not currently an employee of the Company, (ii) is not a former employee still receiving compensation for prior services (other than benefits under a tax-qualified pension plan), and (iii) is not currently receiving remuneration from the Company in any capacity other than as a director shall be eligible for the grant of stock options under the Directors' Plan ("Participant"). Currently, all directors other than Mr. Kerber are eligible to participate in the Directors' Plan.

      On the date the Directors' Plan was adopted, each of the four existing non-employee directors were each granted options to purchase 25,000 shares of Common Stock of the Company at $10.00 per share. These options vested in October 1996. Upon the election of any new member to the Board of Directors, such member will be granted an option to purchase 25,000 shares of Common Stock at the fair market value at the date of grant, vesting in five equal annual installments beginning on the first anniversary of the date of grant. Each year immediately following the date of the annual meeting of the Company there automatically will be granted to each non-employee director who is then serving on the Board an option to purchase 3,000 shares of the Common Stock of the Company, which options will be immediately vested. The options to be granted under the Directors' Plan shall be nonqualified stock options (stock options which do not constitute "incentive stock options" within the meaning of Section 422A of the
Plan).

FEDERAL INCOME TAX CONSEQUENCES OF STOCK INCENTIVE PLANS

      The Company understands that, under current federal income tax rules, awards under the 1996 Performance Incentive Plan and the Non-Employee Director Plan have the consequences described below:

      The rules governing the tax treatment of stock options, stock appreciation rights, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

      Incentive Options. Incentive Options granted pursuant to the Plan are intended to qualify as "Incentive Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such Participant and within two years from grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise. However, the exercise of an Incentive Option is an item of tax preference and a Participant may have alternative minimum tax liability.

      If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or
(ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

      Nonqualified Options. A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

      Stock Appreciation Rights. A Participant generally will recognize income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation.

      Restricted Stock. A Participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such Participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such Participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the Participant, for the Company's taxable year in which the Participant recognizes such income, provided that the amount constitutes reasonable compensation.

      Withholding Payments. If, upon exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock or cash to be delivered or paid to the Participant or the Participant must pay such amount to the Company to reimburse the Company for such payment. The Committee may permit a Participant to satisfy such withholding obligations by electing to reduce the number of shares of Common Stock delivered or deliverable to the Participant upon exercise of a stock option or stock appreciation right or award of restricted stock or by electing to tender an appropriate number of shares of Common Stock back to the Company subsequent to exercise of a stock option or stock appreciation right or award of restricted stock (with such restrictions as the Committee may adopt).

                    COMPENSATION OF CHIEF EXECUTIVE OFFICER

      In fiscal 1998, Mr. Kerber, the Company's President and Chief Executive Officer, received a salary of $195,909, which represented his base salary for 1998, and a bonus of $120,828. In addition, he received an incentive grant of options to purchase 20,000 shares of the Company's common stock at an exercise price of $9.88. The amount of Mr. Kerber's base salary is set annually by the Board of Directors. See "Employment Agreement" for a description of the employment agreement between Mr. Kerber and the Company.

              COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

      The deductibility of executive compensation in excess of the limit set in
Section 162(m) of the Internal Revenue Code 1986, as amended, was not a factor in the Committee's determination of 1996 compensation levels. The Committee will continue to review the Company's executive compensation plans to determine what changes, if any, may be advisable in connection with Section 162(m).

                                           COMPENSATION COMMITTEE

                                               Richard E. Kroon
                                               Robert J. Cresci
                                               W. Patrick Ortale, III

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee are Richard E. Kroon, Robert J. Cresci and W. Patrick Ortale, III. No member of the Compensation Committee was at any time during fiscal 1998, or prior, an officer or employee of the Company or any subsidiary of the Company.

      In July 1991, the Company entered into a Securities Purchase Agreement, dated July 21, 1991, as amended (the "Securities Purchase Agreement"), among the Company and the Pecks Managed Entities, pursuant to which the Delaware Plan, the ICI Trust and the Zeneca Trust loaned $2,900,000, $603,000 and $497,000, respectively, to the Company on a senior subordinated basis in exchange for 13% Senior Subordinated Notes (the "Notes") originally due July 23, 1996 issued by the Company in the aggregate principal face amount of $4,000,000 and warrants (the "Warrants") to purchase an aggregate of 1,333,333 shares of Common Stock at a purchase price equal to the lesser of (i) $3.00 per share or (ii) 70% of the cash purchase price per share of Common Stock in an initial public offering without regard to deductions for underwriting discounts and commissions. In May 1996, the terms of the Warrants were amended to provide for a cashless exercise based on the initial public offering price in the event of a public offering of the Company's Common Stock. In return, the holders agreed to exercise the Warrants simultaneously with the commencement of the initial public offering and to terminate certain "put" provisions originally contained in the Warrants. The modifications were approved by all of the members of the Company's Board of Directors, with Mr. Cresci abstaining. At completion of the Company's initial public offering (the "IPO" in October 1996, the Pecks Managed Entities beneficially owned more than five percent of the issued and outstanding Common Stock of the Company. In addition, Robert J. Cresci, who is a director of the Company, is a managing director of Pecks, which serves as investment advisor for each of the Pecks Managed Entities. In fiscal 1996, Mr. Cresci served as a member of the Compensation Committee of the Board of Directors of the Company. In connection with the IPO, the Pecks Managed Entities exercised, on a cashless basis, the Warrants to purchase 1,333,333 shares of Common Stock at $3.00 per share, which resulted in the issuance of 933,333 shares of Common Stock in respect of such Warrants. In fiscal years 1997, 1996 and 1995, the Company incurred interest expense on the Notes to the Delaware Plan in the amounts of $149,834, $364,941 and $253,610, respectively, to the ICI Trust in the amounts of $31,155, $75,883 and $52,733 respectively, and to the Zeneca Trust in the amounts of $25,678, $62,543 and $43,464, respectively. The Company utilized $2,700,000 of the proceeds of the IPO to repay the entire outstanding amount of principal and accrued interest on the Notes.

      In connection with the transactions contemplated by the Securities Purchase Agreement, the Company, the Pecks Managed Entities, the Sprout Group, Lawrence, Tyrrell, Ortale & Smith ("LTOS"), and Gary D. Kerber entered into a Coinvestors Agreement (the "Coinvestors Agreement"), dated July 23, 1991, pursuant to which the parties thereto agreed to vote their respective shares of Common Stock of the Company for the election to the Board of Directors of the Company of one person designated by the Pecks Managed Entities, so long as the Pecks Managed Entities collectively held or beneficially owned (i) $750,000 aggregate principal amount of Notes or (ii) 250,000 shares of Common Stock issued or issuable upon exercise of the Warrants.

      In addition, pursuant to a Registration Rights Agreement, dated as of July 23, 1991, as amended (the "Registration Rights Agreement"), the Pecks Managed Entities were granted certain demand registration rights with respect to shares of Common Stock issued or issuable to them upon exercise of the Warrants. Pursuant thereto, upon request of Pecks Managed Entities holding at least 50% (by voting power) of the Warrants (assuming conversion of the Warrants into shares of Common Stock), the Company shall use its best efforts to effect the registration under the Securities Act of Common Stock at such holders' request. The Company is only required to undertake two such registrations. In the event of a registration initiated by the Company or by any other stockholder of the Company holding registration rights, the Company has granted certain "piggy-back" registration rights to the Pecks Managed Entities and must notify the Pecks Managed Entities of such registration and permit the inclusion of any of the Pecks Managed Entities' Common Stock in any such registration if so requested. The number of shares of Common Stock held by the Pecks Managed Entities that must be included in a registration will be determined by the managing underwriter selected by the Company, and Pecks Managed Entities' participation will be subject to a priority cut-back as provided for in the Registration Rights Agreement. The Company agreed to pay all expenses in connection with such registrations.

      In partial satisfaction of its obligations under the Securities Purchase Agreement and the Registration Rights, the Company filed a registration statement (SEC File No: 333-50221) on April 16, 1998 (the "1998 Offering"), which registration statement as amended provided for the underwritten offering of all of the shares owned by the Pecks Managed Entities (878,692 shares), all of the shares owned by LTOS (995,307 shares), and 126,001 shares to be issued by the Company for a total offering of 2,000,000 shares at a price of $8.75 per share. The 1998 Offering was completed on July 2, 1998. The Company also sold an additional 300,000 shares as a result of the exercise by the underwriters of their over-allotment option on July 31, 1998.

      As a result of the 1998 Offering, Pecks Managed Entities and LTOS divested themselves of all shares held in the Company. W. Patrick Ortale, III, who served on the Board of Directors of the Company as a representative of LTOS' interests since 1988, has declined to continue to serve on the Board beyond the time of this Annual Meeting of Shareholders to be held on September 22, 1998. Mr. Cresci, who is the managing partner of the Pecks Managed Entities and also a director of the Company, has been nominated for reelection to serve during fiscal 1999.

      See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      For information regarding transactions among the Company, the Pecks Managed Entities and Robert J. Cresci, who is a director of the Company, see "Compensation Committee Interlocks and Insider Participation."

      In March 1995, the Company entered into a Loan Agreement with Sirrom Capital Corporation ("Sirrom"), pursuant to which Sirrom loaned $2,200,000 to the Company, less expenses of the transaction and a processing fee of $44,000. Upon completion of the IPO, Sirrom owned less than one percent of the Company's outstanding Common Stock. The loan was evidenced by a secured promissory note (the "Secured Note") which matured on March 31, 2000, bore interest at a rate of 14.0% per annum on the unpaid principal amount, and was secured by a blanket security interest in the Company's assets. In fiscal 1997 and 1996, the Company incurred interest expense on the Secured Note of approximately $179,667 and $309,771, respectively. The Secured Note was paid in full with a portion of the net proceeds of the IPO.

      In connection with the issuance of the Secured Note, the Company issued warrants (the "Sirrom Warrants") to Sirrom to acquire up to 141,667 shares of Common Stock, for a purchase price of $.006 per share. The Sirrom Warrants were exercised in connection with the IPO for shares of Common Stock. Pursuant to the Loan Agreement, Sirrom was also made a party to the Registration Rights Agreement, and was granted rights pari passu with the Pecks Managed Entities for purposes of determining its registration rights under such Registration Rights Agreement. Sirrom waived its registration rights with regard to the IPO.

      In July 1993, the Company acquired the Ohio Institute of Photography and Technology, which was previously partially-owned by K. Terry Guthrie, who is an executive officer of the Company. The purchase price for the school was $1,236,000, including amounts paid for covenants not to compete and real estate. Mr. Guthrie received cash of $132,127. In addition, Mr. Guthrie and the Company entered into a three-year consulting agreement pursuant to which Mr. Guthrie received a consulting fee of $23,807 per year through July 1996. Mr. Guthrie also entered into a noncompetition agreement pursuant to which Mr. Guthrie receives $35,000 per year for a five-year term through July 1998. Pursuant to the consulting agreement and the noncompetition agreement, the Company paid Mr. Guthrie $35,000, $46,903 and $58,806 in fiscal years 1998, 1997 and 1996, respectively.

      In September 1991, the Company made a loan to Vince Pisano and Mr. Pisano's wife, Gail Pisano, in the amount of $75,000 pursuant to an Employee Loan Agreement, as amended. The loan did not bear interest and was to be repaid upon the earlier of December 31, 1996 or certain other events. The loan was secured by certain real property owned by Mr. Pisano. If the loan was paid at or prior to its stated maturity, $10,000 of the loan would be cancelled. Mr. Pisano is a Vice President and Chief Financial Officer of the Company. The Company and Mr. Pisano entered into an agreement which permitted Mr. Pisano to repay the loan on its maturity date with Common Stock of the Company owned by Mr. Pisano which stock was valued at its fair market value on the date of repayment. Pursuant to this agreement, during fiscal 1997, Mr. Pisano repaid his loan from the Company in full by transfer of 5,652 shares of Common Stock to the Company.

      On March 13, 1998, the Company acquired the four Hesser Schools and the real estate in Manchester, New Hampshire, which is the main campus. Mr. Linwood Galeucia, a Named Executive Officer of the Company, was one of the owners of the Hesser Schools. The purchase price for the Hesser Schools was $17,683,372, consisting of $2,000,000 in cash, promissory notes aggregating $13,683,372, and 202,532 shares of the Company's Common Stock, valued at an aggregate $2,000,000. Of the purchase price, Mr. Galeucia received 101,266 shares of the Company's Common Stock, promissory notes in the aggregate principal amount of $3,750,000 and cash of $1,000,000. The Company filed a registration statement on Form S-3 (SEC File No. 333-52451) on May 12, 1998 with respect to Mr. Galeucia's shares, which registration statement was declared effective by the Commission on May 19, 1998, and provided it continues to be effective, it will enable him to sell his shares in the public market.

      With respect to each transaction between the Company and an affiliate of the Company, a majority of the disinterested members of the Board of Directors determined that such transactions were on terms at least as fair as if they had been consummated with unrelated third parties. The Board of Directors has adopted a policy that prior to entering into any transaction with a related party, a similar determination must be made with respect to such transaction by a majority of the Company's disinterested directors.

                            STOCK PERFORMANCE GRAPHS

      The following graphs compare the cumulative total stockholder return of the Company's Common Stock from October 28, 1996 (the date that trading in the Common Stock commenced on the Nasdaq National Market ("Nasdaq") to March 31, 1998 with (a) the Nasdaq Stock Market Index and (b) an index comprised of the common stock of seven other education companies. Graph 1 shows the comparison utilizing the six-member Self-Determined Peer Group presented by the Company in its 1997 Stockholder Report and Graph 2 shows the comparison with the inclusion of a seventh company, Edutrek International, Inc., a comparable company which completed its initial public offering in September 1997. The comparison assumes that $100 was invested on October 28, 1996 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.

                                    GRAPH 1
        COMPARISON OF TOTAL RETURN AMONG EDUCATIONAL MEDICAL, INC., THE
           NASDAQ STOCK MARKET INDEX AND THE ORIGINAL SELF-DETERMINED
                                   PEER GROUP
              OCTOBER 29, 1996 -- MARCH 31, 1998 (QUARTERLY BASIS)

                                                          NASDAQ            SELF-          EDUCATIONAL
                MEASUREMENT PERIOD                        STOCK           DETERMINED         MEDICAL,
               (FISCAL YEAR COVERED)                      MARKET          PEER GROUP           INC.
10/29/96                                                          100               100               100
12/31/96                                                       107.78            100.59            111.25
3/31/97                                                        101.94             95.88            112.50
6/30/97                                                        120.62            124.57             81.25
9/30/97                                                        141.03            130.52             81.25
12/31/97                                                       132.25            145.56             81.25
3/31/98                                                        154.71            148.19            116.25

TABLE I -- CUMULATIVE VALUE OF $100 INVESTMENT

                                     10/29/96   12/31/96   03/31/97   06/30/97   09/30/97   12/31/97   03/31/98
                                     --------   --------   --------   --------   --------   --------   --------
NASDAQ STOCK MARKET                  $100.00    $107.78    $101.94    $120.62    $141.03    $132.25    $154.71
SELF-DETERMINED PEER GROUP           $100.00    $100.59    $ 95.88    $124.57    $130.52    $145.56    $148.19
EDUCATIONAL MEDICAL, INC.            $100.00    $111.25    $112.50    $ 81.25    $ 81.25    $ 81.25    $116.25

TABLE II -- NON-CUMULATIVE ANNUAL RETURN

                                  10/29/96   12/31/96   03/31/97   06/30/97   09/30/97   12/31/97   03/31/98
                                  --------   --------   --------   --------   --------   --------   --------
NASDAQ STOCK MARKET                  NA        7.78%    (5.42)%     18.33 %    16.92%    (6.23)%     16.98%
SELF-DETERMINED PEER GROUP           NA         .59%    (4.68)%     29.92 %     4.78%    11.52 %      1.80%
EDUCATIONAL MEDICAL, INC.            NA       11.25%     1.12 %    (27.78)%     0.00%     0.00 %     43.08%

Self Determined Peer Group consists of Computer Learning Centers; DeVry, Inc.; Educational Management Corp.; ITT Educational Services; Strayer Education, Inc.; and Whitman Education Group, Inc.

                                    GRAPH 2
        COMPARISON OF TOTAL RETURN AMONG EDUCATIONAL MEDICAL, INC., THE
           NASDAQ STOCK MARKET INDEX AND THE REVISED SELF-DETERMINED
                                   PEER GROUP
              OCTOBER 29, 1996 -- MARCH 31, 1998 (QUARTERLY BASIS)

                                                          NASDAQ            SELF-          EDUCATIONAL
                MEASUREMENT PERIOD                        STOCK           DETERMINED         MEDICAL,
               (FISCAL YEAR COVERED)                      MARKET          PEER GROUP           INC.
10/29/96                                                          100               100               100
12/31/96                                                       107.78            100.59            111.25
3/31/97                                                        101.94             95.88            112.50
6/30/97                                                        120.62            124.57             81.25
9/30/97                                                        141.03            130.52             81.25
12/31/97                                                       132.25            145.56             81.25
3/31/98                                                        154.71            148.19            116.25

TABLE I -- CUMULATIVE VALUE OF $100 INVESTMENT

                                     10/29/96   12/31/96   03/31/97   06/30/97   09/30/97   12/31/97   03/31/98
                                     --------   --------   --------   --------   --------   --------   --------
NASDAQ STOCK MARKET                  $100.00    $107.78    $101.94    $120.62    $141.03    $132.25    $154.71
SELF-DETERMINED PEER GROUP           $100.00    $100.59    $ 95.88    $124.57    $130.88    $145.46    $147.32
EDUCATIONAL MEDICAL, INC.            $100.00    $111.25    $112.50    $ 81.25    $ 81.25    $ 81.25    $116.25

TABLE II -- NON-CUMULATIVE ANNUAL RETURN

                                   10/29/96   12/31/96   03/31/97   06/30/97   09/30/97   12/31/97   03/31/98
                                   --------   --------   --------   --------   --------   --------   --------
NASDAQ STOCK MARKET                   NA        7.78%    (5.42)%     18.33 %    16.92%    (6.23)%     16.98%
SELF-DETERMINED PEER GROUP            NA        0.59%    (4.68)%     29.92 %     5.06%    11.14 %      1.28%
EDUCATIONAL MEDICAL, INC.             NA       11.25%     1.12 %    (27.28)%     0.00%     0.00 %     43.08%

Revised Self Determined Peer Group consists of Computer Learning Centers; DeVry, Inc.; Education Management Corp.; ITT Educational Services; Strayer Education, Inc.; Whitman Education Group, Inc.; and Edutrek International, Inc. (added to peer group for this proxy period; completed its initial public offering on September 24, 1997).

                                  PROPOSAL TWO

             APPROVAL OF THE AMENDMENT OF THE COMPANY'S ARTICLES OF
               INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO
                         "QUEST EDUCATION CORPORATION"

      The Board of Directors has approved, subject to approval by the stockholders at this Annual Meeting, an amendment to the Company's Articles of Incorporation to change the name of the Company to "Quest Education Corporation." The Board and the Company believe that the proposed name more accurately describes the current strategy and focus of the Company. When the Company was originally formed, its focus was to acquire schools offering primarily healthcare-oriented curricula, which was reflected in the Company name of "Educational Medical, Inc." The use of the word "Medical" in the Company's name implies that it is limited to or focused on medical fields. In recent years, the Company has expanded its business to include schools offering not only healthcare, but business, information technology, criminal justice and many other fields. It has also expanded its ability to offer associate and bachelor degree programs as well as diploma programs. In the future, the Company expects to continue to expand the range of its curriculum base. The Board and the Company feel that the new name will reflect the Company's current strategy including a broad array of curriculum.

      The Company intends to change its trading symbol for its common stock, traded on The Nasdaq National Market System, from "EDMD" to "QEDC," effective as soon as practicable following the filing of the certificate of amendment with the Secretary of State of the State of Delaware. The change in the Company's name will not affect the validity or transferability of the Company's outstanding securities nor will it affect the Company's capital or corporate structure. The Company's stockholders will not be required to exchange any certificates representing any of the Company's securities held by them.

      In accordance with Delaware law and notwithstanding approval of the filing of the certificate of amendment with the Secretary of State, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT
      OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE
                    COMPANY TO "QUEST EDUCATION CORPORATION"

                                 PROPOSAL THREE

         PROPOSAL TO RATIFY THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

      The Company's Board of Directors has adopted and is submitting to the shareholders for approval, the 1998 Employee Stock Purchase Plan (the "Plan"). The Plan becomes effective October 22, 1998 and is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Two hundred thousand (200,000) shares of the Company's Common Stock have been reserved for issuance over the term of the Plan, subject to periodic adjustment for changes in the outstanding Common Stock occasioned by stock splits, stock dividends, recapitalizations or other similar changes. The material features of the Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan, which is attached hereto as Exhibit A.

      The purpose of the Plan is to encourage stock ownership in the Company by employees of the Company and those subsidiaries of the Company designated by the Company's Board of Directors as eligible to participate, thereby enhancing employee interest in the continued success and progress of the Company.

GENERAL TERMS AND CONDITIONS

      The Plan will be administered by the Board of Directors; however, under the Plan's terms, the Board may appoint a Committee to administer the Plan. The Plan gives broad powers to the Board or the Committee to administer and interpret the Plan.

      The Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the participants. All employees (including officers) either of the Company or of subsidiaries designated by the Board who are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the purchase periods of the Plan after completing one year of continuous employment. However, any participant who would own (as determined under the Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company will not be granted an option under the Plan.

      Under the Plan, eligible employees may elect to participate in the Plan on January 1 or July 1 of each year (except in 1998, when the election date is October 22, 1998). On the date an employee becomes a participant, subject to certain limitations determined in accordance with calculations set forth in the Plan, an eligible employee is granted a right to purchase shares of Common Stock (up to a maximum of 750 shares) on the last business day on or before each June 30 and December 31 during which the employee is a participant. Upon enrollment in the Plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 25% of the participant's compensation on each payroll date. Unless the participant withdraws from the Plan, the participant's option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to such option shall be purchased for the participant at the applicable exercise price with the accumulated Plan contributions then credited to the participant's account under the Plan. The option exercise price per share may not be less than 85% of the lower of the market price on the first day of the offering period or the market price on the exercise date, unless the participant's entry date is not the first day of the offering period, in which case the exercise price may not be lower than 85% of the market price of the Common Stock on the entry date.

      As required by tax law, no participant may receive an option under the Plan for shares which have a fair market value in excess of $25,000 for any calendar year, determined at the time such option is granted. Any funds not used to purchase shares will remain credited to the participant's bookkeeping account and applied to the purchase of shares of Common Stock in the next succeeding purchase period. No interest is paid by the Company on funds withheld, and such funds are used by the Company for general operating purposes.

      No plan contributions or options granted under the Plan are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the Plan. During the lifetime of a participant, an option is exercisable only by such participant. The expiration date of the Plan will be determined by the Board and may be made any time following the close of any six-month exercise period, but may not be longer than ten years from the date of the grant. Under circumstances of dissolution or liquidation, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of merger or a sale of all or substantially all of the Company's assets, each option under the Plan shall be assumed or an equivalent option substituted by the successor corporation, unless the Board, in its sole discretion, accelerates the date on which the options may be exercised. No option may be exercised under the Plan after October 22, 2008. The unexercised portion of any option granted to an employee under the Plan shall be automatically terminated immediately upon the termination of the employee's employment for any reason, including retirement or death.

      The Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

      The Board or the Committee may amend, suspend or terminate the Plan at any time, provided that such amendment may not change any option which adversely affects the rights of the holder of the option and the Plan may not be amended if such amendment would in any way cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, or would cause the Plan to fail to comply with Rule 16b-3 of the Exchange Act of 1934, as amended.

      No shares of Common Stock have been purchased under the Plan. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan. If any option granted under the Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

FEDERAL INCOME TAX EFFECTS

      Options granted under the Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A capital gain or capital loss on Common Stock purchased under the Plan would not be realized until the participant sells the shares of Common Stock. If a participant disposes of shares two years or more after the date of the beginning of the purchase period when the shares were acquired, and more than one year after the shares are purchased, the participant would recognize as ordinary income the lesser of: (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) the discount (currently 15%) of the fair market value of the shares at the beginning of the purchase period(s). Additionally, the participant would recognize a long-term capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus any amount taxed as ordinary compensation income). If a participant disposes of shares within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date(s) over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus the amount taxed as ordinary compensation income). If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss. The Company would not receive an income tax deduction upon either the grant or exercise of the option by the participant, but generally would receive a deduction equal to the ordinary compensation income required to be recognized by the participant as a result of the disposition of the shares if the shares are disposed of by the participant within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased.

      Importance of Consulting Tax Advisor. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant in the Plan may depend on his or her particular situation, each participant should consult his or her tax adviser as to the federal, state, local and other tax consequences of the acquisition or disposition of Common Stock under the Plan.

      The Committee believes that shares granted under the Plan will be awarded to all employees presently meeting the existing eligibility requirements, except no one plan participant may be granted an aggregate number of shares with a fair market value exceeding $25,000 in any calendar year as determined at the beginning of each purchase period as defined under the Plan.

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
           THE APPROVAL OF THE PROPOSAL TO RATIFY THE COMPANY'S 1998
                         EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL FOUR

        APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE
                 PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE

      The Board strongly believes that it is essential to motivate and retain key employees by insuring that they have a direct interest in the overall success of the Company. A principal means of doing this is to encourage ownership of corporate stock which can be realized on an advantageous basis through stock options. In this regard, the Company intends to continue with an aggressive stock option program to hold and recruit individuals valuable to the organization.

      On August 11, 1998, the Board of Directors approved, subject to shareholder approval, an amendment (the "1998 Amendment"), a copy of which is attached hereto as Exhibit "B-1," to the 1996 Stock Incentive Plan (the "Option Plan"), a copy of which is attached hereto as Exhibit "B-2," which would increase the base number of common shares that may be subject to options granted under the Option Plan by 500,000 shares, from 961,666 shares to 1,461,666 shares. As of June 30, 1998, of the 961,666 shares of common stock authorized under the Option Plan, 48,327 shares have been purchased pursuant to the exercise of stock options and 900,339 shares were subject to outstanding options, leaving only 13,000 shares available for new options. The proposed amendment would increase the number of available shares under the Option Plan to 513,000 as of September 30, 1998.

      The Option Plan expires on June 20, 2006. In order to be able to carry out its objectives throughout the remaining eight (8) years of the Option Plan, the Board of Directors recommends that the stockholders approve the 1998 Amendment, which will add 500,000 shares of Common Stock to the present number of shares

      The Option Plan is fully described under the heading "Stock Incentive Plans" elsewhere in this proxy. See "Stock Incentive Plans." Such description of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan and the 1998 Amendment to the Option Plan, which govern in the event of any conflict.

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for election of approval of this proposal. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

                  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
                  "FOR" THE APPROVAL OF THE 1998 AMENDMENT TO
                    THE COMPANY'S 1996 STOCK INCENTIVE PLAN.

                                 PROPOSAL FIVE

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

      The Board of Directors has appointed the firm of Ernst & Young LLP to continue as independent auditors for the Company for the fiscal year ending March 31, 1999. Ernst & Young LLP has been acting as independent auditors of the Company for more than five fiscal years. Unless otherwise indicated, properly executed proxies will be voted for the ratification of the appointment of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1999.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

                  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
                  "FOR" THE RATIFICATION OF THE APPOINTMENT OF
                   ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
           FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                             SHAREHOLDER PROPOSALS

      Shareholders who intend to submit proposals to the Company's shareholders at the 1999 Annual Meeting of Shareholders must submit such proposals to the Company no later than June 1, 1999, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to Vince Pisano, Vice President, Educational Medical, Inc., 1327 Northmeadow Parkway, Suite 132, Roswell, GA 30076.

                             ADDITIONAL INFORMATION

      The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons soliciting the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

      If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel any proxy executed by you.

                               FINANCIAL MATTERS

      Detailed financial information of the Company for the fiscal year ended March 31, 1998 is included in the Company's Annual Report to Shareholders, a copy of which is enclosed herewith.

                             REPORT TO SHAREHOLDERS

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE COMPANY AT 1327 NORTHMEADOW PARKWAY, SUITE 132, ROSWELL, GA 30076, ATTENTION: INVESTOR RELATIONS.

                            EXPENSES OF SOLICITATION

      The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses incurred thereby. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company.

      Kindly date, sign and return the enclosed proxy card.

                                       By Order of the Board of Directors

                                       GARY D. KERBER
                                       President and Chief Executive Officer

                                                                       EXHIBIT A

                           EDUCATIONAL MEDICAL, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                                                   PAGE
                                                                   ----
 1.  Purpose.....................................................    1
 2.  Definitions.................................................    1
 3.  Eligibility.................................................    3
 4.  Offering Periods............................................    3
 5.  Election to Participate.....................................    3
 6.  Participant Contributions...................................    4
 7.  Grant of Option.............................................    4
 8.  Exercise Price..............................................    5
 9.  Exercise of Options.........................................    5
10.  Delivery....................................................    5
11.  Withdrawal; Termination of Employment.......................    5
12.  Stock.......................................................    6
13.  Administration..............................................    6
14.  Designation of Beneficiary..................................    6
15.  Transferability.............................................    7
16.  Participant Accounts........................................    7
     Adjustments Upon Changes in Capitalization; Corporate
17.  Transactions................................................    7
18.  Amendment of the Plan.......................................    8
19.  Termination of the Plan.....................................    8
20.  Notices.....................................................    8
21.  Effective Date..............................................    8
22.  Conditions Upon Issuance of Shares..........................    8
23.  Expenses of the Plan........................................    9
24.  No Employment Rights........................................    9
25.  Applicable Law..............................................    9
26.  Additional Restrictions of Rule 16b-3.......................    9

                           EDUCATIONAL MEDICAL, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

      1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company's intention that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

             (a) "Applicable Percentage" means the percentage specified in
      Section 8, subject to adjustment by the Committee as provided in Section
      8.

             (b) "Board" means the Board of Directors of the Company.

             (c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

             (d) "Committee" means the committee appointed by the Board to administer the Plan as described in Section 13 of the Plan or, if no such Committee is appointed, the Board.

             (e) "Common Stock" means the Company's common stock.

             (f) "Company" means Educational Medical, Inc., a Delaware corporation.

             (g) "Compensation" means, with respect to each Participant for each pay period, the full base salary, overtime and bonuses paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, "Compensation" does not include: (i) any amounts contributed by the Company or a Designated Subsidiary to any pension plan; (ii) any automobile or relocation allowances (or reimbursement for any such expenses); (iii) any amounts paid as a starting bonus or finder's fee; (iv) any amounts realized from the exercise of any stock options or incentive awards; (v) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or; (vi) other similar forms of extraordinary compensation.

             (h) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

             (i) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

             (j) "Employee" means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five (5) months in any calendar year.

             (k) "Entry Date" means the first day of each Exercise Period.

             (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (m) "Exercise Date" means the last Trading Day ending on or before December 31, 1998, and the last Trading Day ending on or before each June 30 and December 31 thereafter.

             (n) "Exercise Period" means, for any Offering Period, each period commencing on the Offering Date and on the day after each Exercise Date, and terminating on the immediately following Exercise Date.

             (o) "Exercise Price" means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 8.

             (p) "Fair Market Value" means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(b).

             (q) "First Offering Date" means October 22, 1998.

             (r) "Offering Date" means the first Trading Day of each Offering Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3 after the first Trading Day of an Offering Period, the term "Offering Date" shall mean the first Trading Day of the Exercise Period coinciding with or next succeeding the day on which that individual becomes eligible to become a Participant. Options granted after the first day of an Offering Period will be subject to the same terms as the options granted on the first Trading Day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first Trading Day of such Offering Period, a shorter term.

             (s) "Offering Period" means (i) with respect to the first Offering Period, the period beginning on the First Offering Date and ending on December 31, 1998, and (ii) with respect to each Offering Period thereafter, and subject to adjustment as provided in Section 4, the period beginning [on the first Trading Day of the month of January in the immediately succeeding calendar year and ending on the last Trading Day of that calendar year.

             (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

             (u) "Participant" means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 of the Plan.

             (v) "Plan" shall mean this 1998 Employee Stock Purchase Plan.

             (w) "Plan Contributions" means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in
      Section 6 of the Plan and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

             (x) "Subsidiary" shall mean any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

             (y) "Trading Day" shall mean a day on which the national stock exchanges and the Nasdaq system are open for trading.

      3. Eligibility.

             (a) Any Employee who has completed at least one year of employment with the Company or any Subsidiary and who is an Employee as of the Offering Date of a given Offering Period shall be eligible to become a Participant as of any Entry Date within that Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

             (b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      4. Offering Periods. The Plan shall be implemented by a series of consecutive Offering Periods. The first Offering Period shall commence on the First Offering Date, the second Offering Period shall commence on the first Trading Day in 1999, and succeeding Offering Periods shall commence on the first Trading Day in each succeeding calendar year (or at such other time or times as may be determined by the Committee). The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

      5. Election to Participate.

             (a) An eligible Employee may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering. The enrollment agreement shall set forth the percentage of the Participant's Compensation that is to be withheld by payroll deduction pursuant to the Plan.

             (b) Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for a Participant shall commence on the first payroll following the Entry Date on which the Participant elects to participate in accordance with Section 5(a) and shall end on the last payroll in the Offering Period, unless sooner terminated by the Participant as provided in Section 11.

             (c) Unless a Participant elects otherwise prior to the last Exercise Date of an Offering Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period such Participant's "Entry Date" shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the commencement of such succeeding Offering Period.

      6. Participant Contributions.

             (a) Except as otherwise authorized by the Committee pursuant to
      Section 6(d) below, all Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 25% of the Participant's Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant (or subsequent Offering Periods as provided in Section 5(c)). The amount of payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Compensation.

             (b) A Participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease or increase the rate or amount of his or her payroll deductions during such Offering Period (within the limitations of Section 6(a) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period. The change in rate or amount shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new enrollment agreement.

           (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant's enrollment agreement at the beginning of the following Exercise Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.

             (d) Notwithstanding anything to the contrary in the foregoing, but subject to the limitations set forth in Section 3(b), the Committee may permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be held in Participants' accounts and applied to the purchase of shares of Common Stock pursuant to options granted under this Plan in the same manner as payroll deductions contributed to the Plan as provided above.

             (e) All Plan Contributions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to a Participant's Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

      7. Grant of Option.

             (a) On a Participant's Entry Date, subject to the limitations set forth in Sections 3(b) and 12(a), the Participant shall be granted an option to purchase on each subsequent Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 8 below) up to a number of shares of Common Stock determined by dividing such Participant's Plan Contributions accumulated prior to such Exercise Date and retained in the

      Participant's account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares an Employee may purchase during any Exercise Period shall be 750 shares. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 7(b).

             (b) The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee in its discretion; provided, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq, (iii) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means. For purposes of the First Offering Date, the Fair Market Value of a share of Common Stock shall be the Price to Public as set forth in the final prospectus filed by the Company with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

      8. Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the greater of (A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Entry Date on which the Employee elects to become a Participant within the Offering Period or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 85%, unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen
(15) days prior to the Offering Date thereof.

      9. Exercise of Options. Unless the Participant withdraws from the Plan as provided in Section 11, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to such option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited the Participant's account under the Plan. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

      10. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant's beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant's beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of such Participant's option. Any amount remaining to the credit of a Participant's account after the purchase of shares by such Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall be carried over to the next Exercise Period if the Participant continues to participate in the Plan or, if the Participant does not continue to participate, shall be returned to the Participant.

      11. Withdrawal; Termination of Employment.

             (a) A Participant may withdraw from the Plan at any time by giving written notice to the Company. All of the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be paid to the Participant as soon as administratively practicable after receipt of the Participant's notice of withdrawal, the Participant's option to purchase shares pursuant to the Plan automatically will be terminated, and no further payroll deductions for the purchase of shares will be made for the Participant's account. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a "Former Participant") unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a).

             (b) Upon termination of the Participant's Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant's beneficiary as determined pursuant to Section 14, and the Participant's option to purchase shares under the Plan will automatically terminate.

             (c) A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in succeeding Offering Periods or in any similar plan which may hereafter be adopted by the Company.

      12. Stock.

             (a) The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be two hundred thousand (200,000) shares, subject to adjustment as provided in Section
      17. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

             (b) A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.

             (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

      13. Administration.

             (a) The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

             (b) Notwithstanding the provisions of Subsection (a) of this
      Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not "disinterested" as that term is used in Rule 16b-3.

      14. Designation of Beneficiary.

             (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of the Participant's death subsequent to an Exercise Date on which the Participant's option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of the Participant's death prior to the exercise of the option.

             (b) A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15. Transferability. Neither Plan Contributions credited to a Participant's account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

      16. Participant Accounts. Individual accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions and options issued and shares purchased under the Plan. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

      17. Adjustments Upon Changes in Capitalization; Corporate Transactions.

             (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

             (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the Company's assets, or the merger of the Company with or into another corporation (each, a "Sale Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant's option has been changed to the New Exercise Date and that such Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11. For purposes of this Section 17(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

             (c) In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 17, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 17.

      18. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain shareholder approval of any such amendment.

      19. Termination of the Plan.

      The Plan and all rights of Employees hereunder shall terminate on the earliest of:

             (a) the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

             (b) such date as is determined by the Board in its discretion; or

             (c) the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan's effective date.

      In the event that the Plan terminates under circumstances described in
Section 19(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

      20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

      22. Conditions Upon Issuance of Shares.

             (a) The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

             (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

      23. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

      24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

      25. Applicable Law. The laws of the State of Delaware shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

      26. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                                                     EXHIBIT B-1

               1998 AMENDMENT TO 1996 INCENTIVE STOCK OPTION PLAN

                  1998 AMENDMENT TO EDUCATIONAL MEDICAL, INC.
                           1996 STOCK INCENTIVE PLAN

                              W I T N E S S E T H:

      1. Amendment to Paragraph 1(i) of the 1996 Plan. Paragraph 1(i) of the 1996 Stock Incentive adopted by the Board of Directors of Educational Medical, Inc. on June 20, 1996 is hereby amended in its entirety as follows:

      "(i) 'Plan' shall mean the Educational Medical, Inc. 1996 Stock Incentive Plan as amended from time to time."

      2. Amendment to Paragraph 5 of the 1996 Plan. Paragraph 5 of the 1996 Plan is hereby amended in its entirety as follows:

      "5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 1,461,666 shares in the aggregate of Common Stock of the Corporation. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights, or the award of restricted stock, under the Plan, unless the Plan shall have been terminated.

      The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Administrator, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award."

      3. Conflict Between 1996 Plan and this 1998 Amendment. In the event of any conflict between the terms and provisions of the 1996 Plan and the terms and provisions of this 1998 Amendment, the terms and provisions of this 1998 Amendment shall govern. All terms and provisions of the 1996 Plan not hereby amended shall remain in full force and effect.

                                                                     EXHIBIT B-2

                        1996 INCENTIVE STOCK OPTION PLAN

                           EDUCATIONAL MEDICAL, INC.
                           1996 STOCK INCENTIVE PLAN

      1. DEFINITIONS:  As used herein, the following definitions shall apply:

             (a) "Administrator" shall mean the Board of Directors or the Committee if the Board of Directors, in its sole discretion, designates the Committee to administer the Plan.

             (b) "Board of Directors" shall mean the Board of Directors of the Corporation.

             (c) "Committee" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

             (d) "Corporation" shall mean Educational Medical, Inc., a Delaware corporation, or any successor thereof.

             (e) "Discretion" shall mean in the sole discretion of the Administrator, with no requirement whatsoever that the Administrator follow past practices, act in a manner consistent with past practices, or treat a key employee, consultant or advisor in a manner consistent with the treatment afforded other key employees, consultants or advisors with respect to the Plan.

             (f) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code; provided, however, that Incentive Options may only be granted to persons who are employees of the Corporation or of a subsidiary corporation in which the Corporation owns, directly or indirectly, 50% or more of the combined voting power of all classes of stock of the subsidiary corporation. The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

             (g) "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

             (h) "Participant" shall mean any individual designated by the Administrator under Paragraph 6 for participation in the Plan.

             (i) "Plan" shall mean this Educational Medical, Inc. 1996 Stock Incentive Plan.

             (j) "Restricted stock award" shall mean a grant of Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Administrator, as provided in Paragraph 18.

             (k) "Stock appreciation right" shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

             (l) "Subsidiary" shall mean any corporation or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("Stock") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

      2. PURPOSE OF PLAN: The purpose of the Plan is to provide employees (including officers and directors who are also employees), consultants and advisors of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of employees, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining employees, consultants and advisors of exceptional ability.

      3. ADMINISTRATION: The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Administrator is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Administrator shall, unless otherwise determined by the Board of Directors in cases where the Committee is the Administrator, be final and conclusive. A majority of the Administrator shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Administrator, shall be the acts of the Administrator.

      4. INDEMNIFICATION OF THE BOARD OF DIRECTORS AND COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Board of Directors and the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

      5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 961,666 shares in the aggregate of Common Stock of the Corporation. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights, or the award of restricted stock, under the Plan, unless the Plan shall have been terminated.

      The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Administrator, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

      6. PARTICIPANTS: The Administrator shall determine and designate from time to time, in its Discretion, those employees, consultants or advisors of the Corporation or any Subsidiary to receive stock options, stock appreciation rights, or restricted stock who, in the judgment of the Administrator, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted only to persons who are employees of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii) the Subsidiary is a corporation. For the purposes of the Plan, eligible employees shall include officers and directors who are also employees of the Corporation or any Subsidiary.

      7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Administrator. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Administrator, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

      8. ALLOTMENT OF SHARES: Subject to the terms of the Plan, the Administrator shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which a Participant may be awarded.

      9. STOCK OPTIONS: Subject to the terms of the Plan, the Administrator, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

      10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Administrator, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Administrator and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date, on the next following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of paragraph 5 of the Plan.

      11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Administrator, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation in a form acceptable to the Administrator, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Administrator, also consist of a cash down payment and delivery of such promissory note in the amount of the unpaid exercise price. In the Discretion of and subject to such conditions as may be established by the Administrator, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. Such payment may also be made in such other manner as the Administrator determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

      12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Administrator may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

             (a) the stock appreciation right will expire no later than the Incentive Option;

             (b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

             (c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

             (d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

             (e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

      Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Administrator if provided in the Corporation-Participant Agreement, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Administrator, in cash or in shares of Common Stock of the Corporation or any combination thereof.

      13. GRANTING AND EXERCISING OF STOCK OPTIONS AND STOCK APPRECIATION
RIGHTS: Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Administrator at the time of the grants; provided, however, no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. In addition, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) shall not exceed $100,000.

      A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Administrator may prescribe, accompanied, in the case of a stock option, by (i) payment for the shares with respect to which the stock option is exercised in accordance with Paragraph 11, or (ii) in the Discretion of the Administrator, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 17 or as provided in any applicable Corporation-Participant Agreement, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee or consultant of the Corporation or a Subsidiary.

      Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

      14. NON-TRANSFERABILITY OF INCENTIVE STOCK OPTIONS: No Incentive Stock Option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and Incentive Stock Options shall be exercisable, during the lifetime of the Participant, only by the Participant.

      15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

      16. CONTINUATION OF EMPLOYMENT: The Administrator may require, in its Discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary as an employee, consultant or advisor for a designed minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Administrator.

      17. TERMINATION OF EMPLOYMENT: If the employment or consultancy of a Participant by the Corporation or a Subsidiary shall terminate, the Administrator may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, unless the Administrator in its Discretion determine otherwise, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment or consultancy to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The period of time, if any, a Participant shall have to exercise stock options or stock appreciation rights upon termination of employment or consultancy shall be set forth in the Corporation-Participant Agreement, subject to extension of such time period by the Administrator in its Discretion.

      18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Administrator may award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Administrator):

             (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months and no greater than five years. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

             (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

             (c) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates for any reason (voluntary or involuntary, and with or without cause) other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation. In the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, however, the Administrator may, in its Discretion, release some or all of the shares from the restrictions.

             (d) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Administrator.

             (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Administrator, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

             (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

      In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares shall, unless otherwise determined by the Administrator, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

      19. INVESTMENT PURPOSE: If the Administrator in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted stock) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Administrator, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

      20. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Administrator hereunder, shall confer upon any Participant any right with respect to continuation of employment as an employee, consultant or advisor of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

      21. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Administrator's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Administrator may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Administrator may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 to the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act. The Administrator may make such other arrangements with respect to income tax withholding as it shall determine.

      22. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.

      23. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

      For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time, however, no such amendment or revision will, without the consent of the holder thereof, change the stock option price (other than anti-dilution adjustment) or alter or impair any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Plan.

      As adopted by the Board of Directors on June 20, 1996.

                                                                        APPENDIX

                           EDUCATIONAL MEDICAL, INC.

   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 22, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

   The undersigned, revoking all prior proxies, hereby appoint(s) Gary D. Kerber and Vince Pisano, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of EDUCATIONAL MEDICAL, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at Donaldson Lufkin & Jenrette, 12th Floor Situation Room, 277 Park Avenue, New York, NY 10172 on Tuesday, September 22, 1998 at 1:00 p.m., local time, and at any adjournment thereof (the "Meeting").

   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. Attendance of the undersigned at the meeting, or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

  PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID
                                RETURN ENVELOPE.

1. To elect the following five (5) directors (except as marked below) for the ensuing year.

   NOMINEES: GARY D. KERBER, WILLIAM D. FORD, ROBERT J. CRESCI, CARL S. HUTMAN, RICHARD E. KROON,

   [ ] FOR all nominees                    [ ] WITHHOLD AUTHORITY
     (except as marked below)                to vote for all nominees

For all nominees except the following nominee(s):

--------------------------------------------------------------------------------

                 (Continued and to be signed, on reverse side)

                          (Continued from other side)

2. To approve amendment of the Company's Articles of Incorporation to change the name of the Company to "Quest Education Corporation."

                       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. To approve the Company's 1998 Employee Stock Purchase Plan.

                       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. To approve the 1998 Amendment to the Company's 1996 Stock Incentive Plan.

                       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

5. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

                       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                                          Dated:                    , 1998
                                                --------------------


                                          --------------------------------

                                          Signature

                                          --------------------------------

                                          Signature if held jointly

                                          Please sign exactly as name
                                          appears hereon. If the stock is
                                          registered in the names of two
                                          or more persons, each should
                                          sign. Executors, administrators,
                                          trustees, guardians, attorneys
                                          and corporate officers should
                                          add their titles.